Excution Version
EXHIBIT 4.2

Second Amendment
Dated as of March 28, 2007
to
Note Purchase Agreements dated as of June 19, 2003
Re:
5.55% Senior Notes, Series A, due June 19, 2023
4.91% Senior Notes, Series B, due June 19, 2018
5.55% Senior Notes, Series C, due June 19, 2013
5.05% Senior Notes, Series D, due July 19, 2020
5.82% Senior Notes, Series E, due March 28, 2024

Table of Contents
(Not a part of this Second Amendment)
Schedule I — Name of Holders and Principal Amount of Notes

-i-

Dated as of
March 28, 2007
To each of the holders
listed in Schedule I to
this Second Amendment
Ladies and Gentlemen:
     Reference is made to (i) the separate Note Purchase Agreements each dated as of June 19, 2003 as amended and supplemented from time to time (the “Note Agreements”), by and between NRP (Operating) LLC, a Delaware limited liability company (the “Company”), and each of you, respectively, (ii) the $50,100,000 aggregate principal amount of 5.55% Senior Notes, Series A, due June 19, 2023 of the Company (the “Series A Notes”), (iii) the $61,850,000 aggregate principal amount of 4.91% Senior Notes, Series B, due June 19, 2018 of the Company (the “Series B Notes”), (iv) the $35,000,000 aggregate principal amount of 5.55% Senior Notes, Series C, due June 19, 2013 of the Company (the “Series C Notes”), (v) $100,000,000 5.05% Senior Notes, Series D, due July 19, 2020 of the Company (the “Series D Notes”) and (vi) the $225,000,000 aggregate principal amount of 5.82% Senior Notes, Series E, due March 28, 2024 of the Company (the “Series E Notes” and collectively with the Series A, B, C, D and E Notes, the “Notes”). Capitalized terms used in this Second Amendment (this “Second Amendment”) without definition shall have the meanings given such terms in the Note Agreements.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Note Agreements as hereinafter provided.
     Concurrently with the Effective Date, this Second Amendment shall be effective, but only in the respects hereinafter set forth:
     Section 1. Amendments to Note Agreements.
     Section 1.1. Amendment to Section 9.7(c) of the Note Agreements. Section 9.7(c) of the Note Agreements is hereby amended to read as follows:
     “(c) Notwithstanding anything in this Agreement, in the Subsidiary Guarantee or in any Subsidiary Guarantee Supplement to the contrary, upon notice (the “Section 9.7(c) Notice”) by the Company to each holder of a Note (which Section 9.7(c) Notice shall contain a certification by the Company as to the matters specified in clauses (i), (ii) and (iii) below), any Subsidiary Guarantor specified in such Section 9.7(c) Notice shall cease to be a Subsidiary Guarantor and shall be automatically released from its obligations under the Subsidiary Guarantee (without the need for the execution or delivery of any other document by the holders of Notes or any other Person) if, (i) as at the date of such

NRP (Operating) LLC	Second Amendment
Section 9.7(c) Notice and after giving effect to such release, no Default or Event of Default shall have occurred and be continuing and the Company and its Subsidiaries would be able to incur at least $1.00 of additional Debt under Section 10.6(a)(iii) hereof, (ii) either (A) such Subsidiary Guarantor shall no longer be a Subsidiary of the Company or (B) such Subsidiary shall not be obligated in respect of the Bank Agreement (whether as direct obligor, guarantor or otherwise), and (iii) any fee or other form of consideration is given to any holder of Debt of the Company expressly for the purpose of such release (other than administration and other de minimis fees and expenses and any other payments made to the extent that such fees and expenses were not made to induce the holder of such Debt to consent to such release), the holders of the Notes shall receive equivalent consideration.”
     Section 1.2. Technical Amendments (Corrections) to Certain Sections of the Note Agreements.
     (a) Section 5.13 of the Note Agreements is hereby amended by deleting the brackets appearing therein and substituting the number “45” therefor.
     (b) Section 8.1(a) and (b) of the Note Agreements is hereby amended by deleting the reference to “Section 8.5” each time it appears therein and substituting “Section 8.6” therefor.
     (c) Section 8.2 of the Note Agreements is hereby amended by deleting the reference to “Section 8.3” appearing therein and substituting “Section 8.4” therefor.
     (d) Section 10.7(c) of the Note Agreements is hereby amended by deleting the phrase “Funded Debt” appearing therein and substituting the word “Debt” therefor.
     (e) Section 13.2 of the Note Agreements is hereby amended by:
     (i) deleting the penultimate sentence appearing therein and substituting the following sentence therefor: “Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $1,000,000.” and
     (ii) deleting the reference to “Section 6.4” appearing in the last sentence therein and substituting “Section 6.2” therefor.
     (f) The definition of “Affiliate” appearing in Schedule B to the Note Agreements is hereby amended by deleting the word “corporation” appearing in clause (b) thereof and substituting the word “Person” therefor.

NRP (Operating) LLC	Second Amendment
Section 2. Conditions Precedent.
     This Second Amendment shall not become effective until, and shall become effective on, the Business Day (the “Effective Date”) when each of the following conditions shall have been satisfied:
     (a) Each holder of Notes shall have received this Second Amendment, duly executed by the Company.
     (b) The Required Holders shall have consented to this Second Amendment as evidenced by their execution thereof.
     (c) Each Subsidiary Guarantor shall have consented to the terms of this Second Amendment by signing in the appropriate space on the signature page hereof.
     (d) The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct as of the date of the execution and delivery of this Second Amendment and as of the Effective Date.
     (e) Any consents or approvals from any holder or holders of any outstanding security or Debt of the Company and any amendments of agreements pursuant to which any securities or Debt may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the holders and their special counsel.
     (f) Each holder shall have received such certificates of officers of the Company as it may reasonably request with respect to this Second Amendment and the transactions contemplated hereby.
     (g) The Company shall have paid the fees and disbursements of the holders’ special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Second Amendment and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Second Amendment.
     (h) All limited liability company and other proceedings in connection with the transactions contemplated by this Second Amendment and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

NRP (Operating) LLC	Second Amendment
Section 3. Representations and Warranties.
     The Company hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Second Amendment:
     (a) This Second Amendment and the transactions contemplated hereby are within the limited liability company powers of the Company, have been duly authorized by all necessary limited liability company action on the part of the Company and this Second Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.
     (b) After giving effect to this Second Amendment, there are no Defaults or Events of Default under the Note Agreements, as amended hereby.
     (c) The execution, delivery and performance of this Second Amendment by the Company does not and will not result in a violation of or default under (A) the articles of formation or limited liability company agreement of the Company, (B) any agreement to which the Company is a party or by which it is bound or to which any of its properties is subject, (C) any order, writ, injunction or decree binding on the Company, or (D) any statute, regulation, rule or other law applicable to the Company.
     (d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Second Amendment.
     (e) The Company has not paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals of any Person in connection with the transactions contemplated hereby.
Section 4. Miscellaneous.
     Section 4.1. Except as amended herein, all terms and provisions of the Note Agreements, the Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.
     Section 4.2. Each Subsidiary Guarantor, for itself as a guarantor under the Subsidiary Guarantee, consents to the terms of this Second Amendment and reaffirms, ratifies and confirms (a) in all respects each and every obligation and covenant made by it in the Subsidiary Guarantee and (b) that the Subsidiary Guarantee remains the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.

NRP (Operating) LLC	Second Amendment
     Section 4.3. Each reference in the Note Agreements to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Note Agreements or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Note Agreement, as amended hereby.
     Section 4.4. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
     Section 4.5. This Second Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company herein shall survive the closing and the delivery of this Second Amendment.
     Section 4.6. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Second Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Second Amendment.
[Remainder of Page Intentionally Left Blank - Signature Pages Follow]

NRP (Operating) LLC	Second Amendment
     The execution hereof by the holders shall constitute a contract among the Company and the holders for the uses and purposes hereinabove set forth.

NRP (Operating) LLC, a Delaware limited liability company
By	/s/ Dwight L. Dunlap
	Name:	Dwight L. Dunlap
	Title:	Chief Financial Officer and Treasurer

     Each of the undersigned, severally, hereby acknowledges, approves and agrees to the foregoing Second Amendment and ratifies and confirms each of its obligations under the Subsidiary Guarantee.

WPP LLC ACIN LLC WBRD LLC HOD LLC Shepard Boone Coal Company LLC Gatling Mineral, LLC Independence Land Company, LLC

By:	NRP (Operating)LLC, as the Sole Member of each of the above named Subsidiary Guarantors

	By	/s/ Dwight L. Dunlap
Name: Dwight L. Dunlap
Title: Chief Financial Officer and Treasurer

NRP (Operating) LLC	Second Amendment
Accepted as of the date aforesaid:

Teachers Insurance and Annuity Association of America
By:	/s/ Jose Minaya
	Name:	Jose Minaya
	Title:	Director

NRP (Operating) LLC	Second Amendment
Accepted as of the date aforesaid:

Massachusetts Mutual Life Insurance Company

By:	Babson Capital Management LLC, as Investment Adviser

By

Name:
Title:

C.M. Life Insurance Company

By:	Babson Capital Management LLC, as Investment Sub-Adviser

By

Name:
Title:

MassMutual Asia Limited

By:	Babson Capital Management LLC, as Investment Adviser

By

Name:
Title:

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

The Prudential Insurance Company of America

By:	/s/ BL by TPD

Vice President

Prudential Arizona Reinsurance Captive Company

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ BL by TPD

Vice President

Universal Prudential Arizona Reinsurance Company

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ BL by TPD

Vice President

Prudential Retirement Insurance and Annuity Company

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ BL by TPD

Vice President

NRP (Operating) LLC	Second Amendment

Physicians Mutual Insurance Company

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By	/s/ BL by TPD

Name: /s/ BL by TPD
Title:

Farmers New World Life Insurance Company

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By	/s/ BL by TPD

Name: /s/ BL by TPD
Title:

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

New York Life Insurance Company

By:	/s/ Kathleen A. Haberkern

Name: Kathleen A. Haberkern
Title: Director

New York Life Insurance and Annuity Corporation

By:	New York Life Investment Management LLC, Its investment manager

	By:	/s/ Kathleen A. Haberkern

	Name:	Kathleen A. Haberkern
	Title:	Director

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

Indianapolis Life Insurance Company American Investors Life Insurance Company AmerUs Life Insurance Company

By:	Aviva Capital Management, Inc., its authorized attorney-in-fact

	By:	/s/ Roger D. Fors

	Name:	Roger D. Fors
	Title:	V.P. – Private Placements

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

AIG Annuity Insurance Company

Merit Life Insurance Co.

The United States Life Insurance Company in the City of New York

The Variable Annuity Life Insurance Company

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ Lorri J. White

	Name:	Lorri J. White
	Title:	Vice President

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

Merit Life Insurance Co.

The United States Life Insurance Company in the City of New York

The Variable Annuity Life Insurance Company

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ Lorri J. White

	Name:	Lorri J. White
	Title:	Vice President

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

The Northwestern Mutual Life Insurance Company
By:	/s/ David A. Barras
	Name:	David A. Barras
	Title:	its Authorized Representative

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

Connecticut General Life Insurance Company

By: CIGNA Investments, Inc. (authorized agent)

By:	/s/ Debra J. Height

Name:	Debra J. Height
Title:	Managing Director

Life Insurance Company of North America

By: CIGNA Investments, Inc. (authorized agent)

By:	/s/ Debra J. Height

Name:	Debra J. Height
Title:	Managing Director

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

CUNA Mutual Life Insurance Company CUNA Mutual Insurance Society CUMIS Insurance Society, Inc. MEMBERS Life Insurance Company

By:	MEMBERS Capital Advisors, Inc., acting as Investment Advisor

	By:	/s/ James E. McDonald, Jr.

	Name:	James E. McDonald, Jr.
	Title:	Director, Private Placements

NRP (Operating) LLC	Second Amendment
Accepted as of the date aforesaid:

Sun Life Assurance Company of Canada (U.S.) (successor by merger to Keyport Life Insurance Company
By
Name:
Title:

By
Name:
Title:

Sun Life Assurance Company of Canada
By
Name:
Title:

By
Name:
Title:

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

Life Insurance Company of the Southwest
By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Vice President Sentinel Asset Management

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

Mutual of Omaha Insurance Company
By:	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	Vice President

United of Omaha Life Insurance Company
By:	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	Vice President

NRP (Operating) LLC	Second Amendment
Accepted as of the date aforesaid:

Jefferson-Pilot Life Insurance Company

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

By

Name:
Title:

Jefferson-Pilot Financial Insurance Company

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

By

Name:
Title:

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

Protective Life Insurance Company
By:	/s/ Vita Padalino
	Name:	Vita Padalino
	Title:	VP, Investments

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

Pacific Life Insurance Company
By:	/s/ Cathy Schwartz
	Name:	Cathy Schwartz
	Title:	Assistant Vice President

By:	/s/ Diane W. Dales
	Name:	Diane W. Dales
	Title:	Assistant Secretary

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.

American United Life Insurance Company

	By	/s/ Kent R. Adams

Name: Kent R. Adams
Title: V.P. Fixed Income Securities

The State Life Insurance Company

By:	American United Life Insurance Company, Its Agent

	By	/s/ Kent R. Adams

Name: Kent R. Adams
Title: V.P. Fixed Income Securities

Farm Bureau Mutual Insurance Company of Michigan

By:	American United Life Insurance Company, Its Agent

	By	/s/ Kent R. Adams

Name: Kent R. Adams
Title: V.P. Fixed Income Securities

Pioneer Mutual Life Insurance Company

By:	American United Life Insurance Company, Its Agent

	By	/s/ Kent R. Adams

Name: Kent R. Adams
Title: V.P. Fixed Income Securities

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.
American Equity Investment Life Insurance Company

By:	/s/ Rachel S. Stauffer
	Name:	Rachel S. Stauffer
	Title:	Vice President-Investments

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.
State of Wisconsin Investment Board

By:	/s/ Christopher P. Prestigiacomo
	Name:	Christopher P. Prestigiacomo
	Title:	Portfolio Manager

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.
Bankers Life and Casualty Company
Conseco Life Insurance Company
Conseco Senior Health Insurance Company
Conseco Health Insurance Company
Washington National Insurance Company
By: 40|86 Advisors, Inc. acting as Investment Advisor

By:	/s/ Edwin Ferrell
Name:	Edwin Ferrell
Title:	Senior Vice President

NRP (Operating) LLC	Second Amendment
Accepted as of the date first written above.
EquiTrust Life Insurance Company

By:	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Senior Portfolio Manager

Farm Bureau Life Insurance Company

By:	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Senior Portfolio Manager

NRP (Operating) LLC	Second Amendment
Accepted as of the date aforesaid:

Beneficial Life Insurance Company
By:
Name:
Title:

NRP (Operating) LLC	Second Amendment
Accepted as of the date aforesaid:

National Life Insurance Company
By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Vice President, Sentinel Asset Management

	Outstanding Principal Amount ($)
Name of Holder	of 2003, 2005 and 2007 Notes Held as of
	March 28, 2007
	Series A	Series B	Series C	Series D	Series E
Teachers Insurance and Annuity Association of America	$12,525,000	$7,731,250	$7,500,000	$21,000,000

Farmers New World Life Insurance		$4,716,062.50

The Northwestern Mutual Life Insurance Company	$14,195,000		$9,000,000	$11,000,000	$17,000,000

Massachusetts Mutual Life Insurance Company	$8,099,500	$6,697,195.31	$3,750,000	$8,400,000

C.M. Life Insurance Company	$1,503,000	$1,497,929.69	$750,000	$900,000

Gerlach & Co. (as nominee of MassMutual Asia Limited)	$835,000			$700,000

Sun Life Insurance Company (U.S.) (successor by merger to Keyport Life Insurance Company)	$10,020,000		$2,500,000

Sun Life Assurance Company of Canada		$6,571,562.50

New York Life Insurance Company		$7,344,687.50	$4,000,000	$2,500,000	$10,500,000

New York Life Insurance and Annuity Corporation		$3,865,625	$2,000,000	$1,500,000	$13,500,000

Jefferson-Pilot Life Insurance Company		$8,890,937.50		$5,000,000

Jefferson-Pilot Financial Insurance Company				$2,000,000
Schedule I
(to Second Amendment)

	Outstanding Principal Amount ($)
Name of Holder	of 2003, 2005 and 2007 Notes Held as of
	March 28, 2007
	Series A	Series B	Series C	Series D	Series E
American United Life Insurance Company				$4,000,000	$4,000,000

The State Life Insurance Company				$500,000	$2,500,000

Pioneer Mutual Life Insurance Company				$500,000

Farm Bureau Mutual Insurance Company of Michigan					$2,500,000

Cudd & Co. (as nominee of Farm Bureau Life Insurance Company)			$4,000,000

EquiTrust Life Insurance Company					$2,000,000

National Life Insurance Company	$2,087,500

Life Insurance Company of the Southwest			$1,500,000		$10,000,000

TFINN (as nominee of Beneficial Life Insurance Company)	$835,000

Pru & Co.		$14,534,750		$8,080,000

Physicians Mutual Insurance Company				$1,920,000

The Prudential Insurance Company of America					$33,500,000

Prudential Arizona Reinsurance Captive Company					$10,500,000

	Outstanding Principal Amount ($)
Name of Holder	of 2003, 2005 and 2007 Notes Held as of
	March 28, 2007
	Series A	Series B	Series C	Series D	Series E
Universal Prudential Arizona Reinsurance Company					$6,000,000

Mutual of Omaha Insurance Company				$6,000,000

United of Omaha Life Insurance Company					$10,000,000

AIG Annuity Insurance Company				$20,000,000

Merit Life Insurance Co.				$6,000,000	$5,000,000

The United States Life Insurance Company in the City of New York					$5,000,000

The Variable Annuity Life Insurance Company					$7,000,000

Hare & Co. (as nominee of Indianapolis Life Insurance Company)					$3,000,000

Hare & Co. (as nominee of American Investors Life Insurance Company)					$10,000,000

Hare & Co. (as nominee of AmerUs Life Insurance Company)					$8,000,000

CIG & CO. (as nominee of Connecticut General Life Insurance Company)					$10,000,000

	Outstanding Principal Amount ($)
Name of Holder	of 2003, 2005 and 2007 Notes Held as of
	March 28, 2007
	Series A	Series B	Series C	Series D	Series E
CIG & CO. (as nominee of Life Insurance Company of North America)					$4,000,000

TURNKEYS + CO (as nominee of CUNA Mutual Insurance Society)					$3,600,000

TURNSPEED + CO (as nominee of CUNA Mutual Life Insurance Company)					$5,400,000

TURNJETTY + CO (as nominee of CUMIS Insurance Society, Inc.)					$1,800,000

TURNLAUNCH + CO (as nominee of MEMBERS Life Insurance Company)					$1,200,000

Hare & Co. (nominee of Protective Life Insurance Company)					$10,000,000

Mac & Co. (as nominee of Pacific Life Insurance Co.)					$10,000,000

CHIMEFISH & CO (as nominee of American Equity Investment Life Insurance Co.)					$8,000,000

State of Wisconsin Investment Board					$6,000,000

	Outstanding Principal Amount ($)
Name of Holder	of 2003, 2005 and 2007 Notes Held as of
	March 28, 2007
	Series A	Series B	Series C	Series D	Series E
Hare & Co. (as nominee of Bankers Life and Casualty Company)					$3,000,000

Hare & Co. (as nominee of Conseco Life insurance Company)					$500,000

Hare & Co. (as nominee of Conseco Senior Health Insurance Company)					$500,000

Hare & Co. (as nominee of Conseco Health Insurance Company)					$500,000

Hare & Co. (as nominee of Washington National Insurance Company)					$500,000

Total:	$50,100,000	$61,850,000	$35,000,000	$100,000,000	$225,000,000

I-5